Exhibit 10.70

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT, dated as of May 11, 2023, (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with the Purchasers each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers entered into a Securities Purchase Agreement dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchaser, as set forth on Schedule A, secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”), Class A, Class B and Class C common stock purchase warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock. Capitalized Terms not defined herein shall have the meaning set forth in the SPA and other Transaction Documents (as defined in the SPA);

WHEREAS, on July 19, 2022, the Parties entered into an Addendum (the “Addendum”) to memorialize certain agreements between the Parties;

WHEREAS, the Company and the Purchasers entered into an Addendum dated July 19, 2022, which was subsequently amended by the Addendum Amendment dated September 13, 2022 and Second Addendum Amendment dated March 10, 2023;

WHEREAS, on April 24, 2023, the Parties entered into an Extension Agreement (the “Extension”) to memorialize certain agreements between the Parties;

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Notes Amendments. The Maturity Date of the Notes is extended one year to July 25, 2024, and the Principal Amount of each of the Notes shall be increased by fourteen percent (14%) set forth on Schedule A, effect as of the date of this Agreement.

2. New Warrants. The Company will issue 6,000,000 new Class A warrants exercisable at $0.50 and 2,000,000 new Class B warrants exercisable at $0.80 to the Purchasers in the amounts set forth on Schedule A in the form annexed hereto as Exhibit B.

3. Extension Fee. The Company will pay the Purchasers an extension fee of $250,000.00 as set forth on Schedule A. This Document shall be a Joint Instruction to the Escrow Agent under the September 29, 2022, escrow agreement, to release the funds set forth on Schedule A to the Purchasers pursuant to instructions provided by each Purchaser for its portion.

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4. Mandatory Conversion. Subject to the Equity Conditions, upon each trigger set forth below, Company shall be allowed, once per trigger require the Noteholders to convert up to 20% percent of the outstanding amount of the Notes:

(i)	the Company’s Common Stock trades on its Principal Market for 10 consecutive days at or above $0.50 per share and at least 1,000,000 shares trade on each day.

(ii)	the Company’s Common Stock trades on its Principal Market for 10 consecutive days at or above $0.70 per share and at least 1,000,000 shares trade on each day.

(iii)	the Company’s Common Stock trades on its Principal Market for 10 consecutive days at or above $0.90 per share and at least 1,000,000 shares trade on each day.

As used in this section Equity Conditions shall mean that all of the following conditions have been met: (i) the shares of Common Stock issuable upon the conversion are either registered or resellable under Rule 144 without any volume restrictions, (ii) the number of shares issuable to each Purchaser are below the Beneficial Ownership Limitation, (iii) at least 20 Trading Days has elapsed since the previous mandatory conversion, (iv) the Company is current in all the SEC filings, and (v) the Company has obtained all required approvals from NASDAQ, or any successor Trading Market, to list the Common Stock to be issued upon such conversion.

5. Understanding regarding NASDAQ Limitations on Future Priced Securities. Purchasers and Company acknowledge that the number of shares of Common Stock issuable under the Notes is limited to the number of shares issuable at a $.30 per share minimum conversion price under applicable NASDAQ rules (“Issuable Shares Limitation”). Company agrees that the Conversion Price of the Notes pursuant to the Addendum will be at the formula price reflected in the Addendum but any conversions under the Addendum at a price below $.30 per share shall not increase the Issuable Shares Limitation.

6. Prepayment. Upon 10 days prior written notice, during which such time the Noteholder will be allowed to convert all or a portion of its Note, Company will be permitted to prepay up to 30% of the outstanding amount of the Notes at an amount equal 120% of the portion of the Notes being prepaid. Such prepayment must be made pro rata to all the Notes.

7. Public Disclosure. Within one (1) business day after execution of this Agreement, the Company shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Company shall also file additional form 8-Ks within one (1) Trading Day after the Second Reset and Third Reset.

8. Event of Default. A breach of the terms of this Agreement shall be an Event of Default under the Notes.

9. Representations. The Company warrants and represents that all the warranties and representations of the Company set forth in the Transaction Documents are true and accurate in all material respects as of the date of this Agreement and will be as of the Approval Date, First Reconcile Date and Second Reconcile Date. This Agreement shall be included in the definition of “Transaction Documents” in the SPA.

10. Fees. The Company shall pay $20,000.00 to Grushko & Mittman, P.C. (“G&M”) for its fees and expenses incurred in connection with the transactions contemplated hereby. This Document shall be a Joint Instruction to the Escrow Agent under the September 29, 2022, escrow agreement, to release the fees set forth in this paragraph to G&M from the Escrowed Funds.

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11. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12. Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

13. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

14. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

16. Notices. All notices shall be delivered in accordance with the notice provisions of the SPA and Security Agreement.

17. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Transaction Documents including the Addendum remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used in this Agreement, any consent of the Purchasers shall be determined in accordance with the terms of the SPA.

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IN WITNESS WHEREOF, the parties have caused this Addendum Amendment to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.

By:
Its:

PURCHASERS

ALPHA CAPITAL ANSTALT	SUPEREIGHT CAPITAL HOLDINGS LTD.

By:	By:
Name:	Name:
Title:	Title:

3I, LP

By:
Name:	XINIU NIE
Title:

AJF Consulting

By:
Name:	YI HUA CHEN
Title:

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Schedule A

Purchaser	Notes Balance Pre-Addendum Sep 2022	Pre-Increase Principal Amount of Notes	14% Increase	New Principal	New A Warrants	New B Warrants	Extension fee
Alpha Capital Anstalt	$7,879,602.00	$7,311,715	$1,023,640	$8,335,355	3,761,918	1,253,972	$156,747.00
Supereight Capital Holdings Ltd.	$165,370.00	$168,930	$23,650	$192,580	86,915	28,972	$3,621.00
AJF Consulting	$249,740.00	$125,646	$17,590	$143,236	64,645	21,548	$2,693.00
3i	$3,192,112.00	$3,014,813	$422,074	$3,436,887	1,551,138	517,046	$64,631.00
Xiniu Nie	$599,373.00	$624,347	$87,409	$711,756	321,230	107,077	$13,385.00
Yi Hua Chen	$399,584.00	$416,233	$58,273	$474,506	214,154	71,385	$8,923.00
Total	$12,485,781.00	$11,661,684	$1,632,636	$13,294,320	6,000,000	2,000,000	$250,000.00

Exhibit B1 and B2

[Form of Warrants]

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